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                                                                   EXHIBIT 10.30


                               FIRST AMENDMENT TO
                         THE COHESION TECHNOLOGIES, INC.
                             1998 STOCK OPTION PLAN

        Cohesion Technologies, Inc., a Delaware corporation (the "Company"), previously adopted the Cohesion Technologies, Inc. 1998 Stock Option Plan (the "Plan") for the benefit of its employees and consultants.

        In order to provide for accelerated vesting of stock options granted under the Plan upon or after certain transactions involving the Company, this First Amendment to the Plan has been adopted by the Board of Directors of the Company, effective as of October 14, 1999. This First Amendment, together with the Plan, constitute the Plan in its entirety.

        NOW THEREFORE, subsection 14(b) of the Plan is hereby amended, and subsection 14(c) is hereby added to the Plan, each to read in their entirety as follows:

                (b) DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company other than in an Acquisition (as defined below), then each outstanding Option shall be terminated if not exercised prior to such event, unless such outstanding Options are assumed by a subsequent purchaser.

                (c) CHANGE IN CONTROL.

                      (i) For the purposes of this Section 14, "Acquisition" shall mean (1) any consolidation or merger of the Company with or into any other corporation or other entity or person in which the stockholders of the Company prior to such consolidation or merger own less than fifty percent (50%) of the Company's voting power immediately after such consolidation or merger, excluding any consolidation or merger effected exclusively to change the domicile of the Company; or
        (2) a sale of all or substantially all of the assets of the Company.

                      (ii) In the event the Company undergoes an Acquisition, any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity may assume any Options outstanding under the Plan or substitute similar options (including an option to acquire the same consideration paid to the stockholders in the transaction described in this subsection 14(c)) for those outstanding under the Plan.

                      (iii) In the event any surviving corporation or acquiring corporation in an Acquisition refuses to assume such Options or to substitute similar options for those outstanding under the Plan, then with respect to (1) Options held by Optionees whose Continuous Status as an Employee or Consultant has not terminated prior to such event, the vesting of such Options (and, if applicable, the time during which such Options may be exercised) shall be


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        accelerated and made fully exercisable at least thirty (30) days prior to the closing of the Acquisition (and the Options terminated if not exercised prior to the closing of such Acquisition); and (2) any other Options outstanding under the Plan, such Options shall be terminated if not exercised prior to the closing of the Acquisition.

               (iv) In the event the Company undergoes an Acquisition and the surviving corporation or entity or acquiring corporation or entity does assume such Options (or substitutes similar options for those outstanding under the Plan), then, with respect to Options held by persons then performing services as Employees or Consultants, the vesting of each such Option (and, if applicable, the time during which such Options may be exercised) shall be accelerated and such Options shall become fully vested and exercisable, if any of the following events occurs within twelve (12) months after the effective date of the
        Acquisition: (1) the service to the Company or an affiliate of the Company by such Optionee is terminated without Cause (as defined below);
        (2) the Optionee holding such Option terminates his or her service to the Company or an affiliate of the Company due to the fact that the principal place of the performance of the responsibilities and duties of the Optionee is changed to a location more than fifty (50) miles from such Optionee's existing work location without the Optionee's express consent; or (3) the Optionee terminates his or her service to the Company or affiliate of the Company due to the fact that there is a material reduction in such Optionee's responsibilities and duties without the Optionee's express consent.

               (v) For the purposes of this subsection 14(c), "Cause" means an individual's misconduct, including but not limited to: (1) conviction of any felony or any crime involving moral turpitude or dishonesty, (2) participation in a fraud or act of dishonesty against the Company, (3) conduct that, based upon a good faith and reasonable factual investigation and determination by the Board, demonstrates gross unfitness to serve, or (4) intentional, material violation of any contract with the Company or any statutory duty to the Company that is not corrected within thirty (30) days after written notice thereof. Physical or mental disability shall not constitute "Cause."

                Except as expressly provided in this Amendment, all of the terms, covenants, conditions, restrictions and other provisions contained in the Plan shall remain in full force and effect.

               Executed at Palo Alto, California.

                                            COHESION TECHNOLOGIES, INC.

                                            By: /s/ Deborah L. Webster
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                                            Title: Chief Administrative Officer
                                                   and Vice President

                                            Date:  November 10, 1999